UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2021

NEENAH INC
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240				20-1308307
(State of Incorporation)	(Commission File No.)				(I.R.S. Employer Identification No.)

	3460 Preston Ridge Road
	Alpharetta	,	Georgia	30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 1, 2021, Neenah, Inc. (the “Company”) entered into a Sale and Purchase and Assignment Agreement (the “Purchase Agreement”) with the shareholders (the “Sellers”) of Global Release Liners, S.L., a Spanish limited company (“ITASA”), pursuant to which the Company has agreed to acquire all of the issued and outstanding capital stock of ITASA (the “Acquisition”) subject to the terms and conditions of the Purchase Agreement. ITASA, including its direct and indirect wholly-owned subsidiaries (collectively, the “ITASA Group”), is a leading global coater and converter of release liners used in fast-growing hygiene, tapes, industrial, labels, composites and various other end markets.

The purchase price for the Acquisition is €205 million in cash, subject to certain closing adjustments. The Company has received a financing commitment, subject to certain express conditions, from JPMorgan Chase Bank, N.A. to increase the Company’s existing Term Loan B credit facility to approximately USD $450 million to finance the Acquisition. Closing is expected to occur in early April and is subject to customary conditions.

The Purchase Agreement contains certain representations, warranties and covenants by the Company and the Sellers which the Company believes are customary for transactions of this type. Between the date of the Purchase Agreement and the closing of the Acquisition, the Sellers have agreed to cause the ITASA Group to operate in the ordinary course of business and have made certain other covenants with respect to the ITASA Group businesses.

Item 7.01 Regulation FD Disclosure

On March 1, 2021, the Company issued a press release regarding the Purchase Agreement and the proposed Acquisition. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including the information contained in the press release attached as Exhibit 99.1 is being "furnished" and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No. Description of Exhibit

99.1 Press release dated March 2, 2021
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH, INC.
(Registrant)

Date: March 2, 2021	/s/ Noah S. Benz
Noah S. Benz Executive Vice President, General Counsel and Secretary